UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 15, 2014

BURGER KING WORLDWIDE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35511	45-5011014
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5505 Blue Lagoon Drive

Miami, Florida

(Address of Principal Executive Offices)

33126

(Zip Code)

(305) 378-3000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2014, Burger King Worldwide, Inc. (the “Company”) held its 2014 Annual Meeting of Stockholders. At the annual meeting, the Company’s stockholders: (i) elected the eight (8) directors specifically named in the Company’s proxy statement, each for a term of one (1) year, (ii) approved, on an advisory basis, the compensation paid by the Company to its named executive officers, and (iii) ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2014. The voting results for each proposal are as follows:

Proposal 1: Election of the eight (8) directors specifically named in the proxy statement, each for a term of one (1) year:

Nominees	Number of Shares Voted For	Number of Shares Withheld	Broker Non-Votes
Bernardo Hees	300,753,372	16,382,496	13,875,805

Alexander Behring	299,307,701	17,828,167	13,875,805

Martin E. Franklin	315,620,700	1,516,293	13,875,805

Paul J. Fribourg	316,513,400	623,593	13,875,805

Alan Parker	316,567,048	569,945	13,875,805

Carlos Alberto Sicupira	299,355,367	17,780,501	13,875,805

Roberto Thompson Motta	301,028,425	16,107,443	13,875,805

Alexandre Van Damme	316,566,827	570,166	13,875,805

Proposal 2: Approval, on an advisory basis, of the compensation paid by the Company to its named executive officers:

FOR 296,253,921	AGAINST 20,827,011	ABSTAIN 56,058	BROKER NON-VOTES 13,875,808

Proposal 3: Ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2014:

FOR 330,936,659	AGAINST 64,164	ABSTAIN 11,975	BROKER NON-VOTES 0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURGER KING WORLDWIDE, INC.

By:	/s/ Jill M. Granat
Jill M. Granat SVP and General Counsel

Date: May 16, 2014